UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008 (September 12, 2008)

FEDERATED INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(Address of principal executive offices, including zip code)

(412) 288-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 12, 2008, Federated Investors, Inc., (Federated) reached a definitive agreement to acquire Clover Capital Management, Inc. (Clover Capital), a Rochester, N.Y.-based investment manager that specializes in value investing. The initial purchase price for the transaction is expected to be approximately $36 million based on current asset levels. The transaction also includes a series of contingent payments, which could total as much as $57 million over the next five years based on growth. The sale is expected to close in the fourth quarter of 2008.

The transaction has been approved by the Board of Directors of Federated and shareholders owning a majority interest in Clover Capital and is subject to customary closing conditions. The agreement includes customary representations, warranties and covenants, including certain covenants relating to non-competition and non-solicitation made by Clover Capital and certain key employees. Attached herewith as Exhibit 99.1 is a press release issued by Federated with additional details concerning this transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 99.1 – Press release issued by Federated Investors, Inc. dated September 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Dated: September 15, 2008	By:	/s/ Denis McAuley III
Denis McAuley III
Principal Accounting Officer